Exhibit 99.1

Quotient Limited Provides an Update on Extended Immunohematology Microarray Performance and on the Commencement of the Initial Serological Disease Screening Field Trial together with Third Quarter Fiscal 2019 Results

•	Development data provides positive results for extended IH microarray panel
•	Field trial for initial Serological Disease microarray panel has commenced
•	Reagent revenue growth of 15% in the quarter and 12% year to date

JERSEY, Channel Islands, January 31, 2019 (GLOBENEWSWIRE) -- Quotient Limited (NASDAQ: QTNT) (Quotient or the Company), a commercial-stage diagnostics company, today provided internal performance evaluation data for its extended immunohematology (IH) microarray, and announced the commencement of the European field trial for its initial Serological Disease Screening (SDS) microarray. The Company also disclosed continued strong top line growth in its core liquid reagent business for the quarter and for the nine months ended December 31, 2018.

“I am very pleased to report the progress which we have been able to make. We are well positioned with an ISO certified MosaiQ manufacturing system, a CE marked MosaiQ instrument and the resources required to bring a commercializable MosaiQ testing menu to the transfusion diagnostics market. The Quotient team continues to operate well to achieve the targets which we set earlier this fiscal year.” said Franz Walt, Quotient’s Chief Executive Officer. Mr. Walt added “Our ongoing menu expansion plans are progressing well as evidenced by our first SDS microarray entering its field trial and the development data for our extended antigen panel. When available, the extended antigen panel is designed to be a game changing innovation which will replace the initial IH menu that is planned for use in our European hypercare launch.”

Extended Antigen Assay Performance

In development studies performed for the extended antigen microarray the following concordance data were achieved in sample sizes of between 120 to 280:

MosaiQ IH Microarray – Extended Antigen Typing

Blood Group Antigen	A	B	D	C	c	E	e	K	k	Cw
Concordance	100%	100%	100%	100%	100%	99.6	100%	100%	100%	100%
Blood Group Antigen	Kpa	Fya	Fyb	Jka	Jkb	M	N	S	Leb	P1
Concordance	100%	99.5%	100%	100%	100%	100%	99.1%	99.4%	100%	*

* An additional assay for the P1 antigen is in the final stages of the print concentration phase of development.

These studies also demonstrate equivalent or improved performance for the antigen assays included on the initial IH microarray. Ongoing development plans include commencement of Verification and Validation for the extended antigen panel in the near future.

MosaiQ Platform

MosaiQ, Quotient's next-generation platform is designed to deliver fast, comprehensive antigen typing, antibody detection and serological and molecular disease screening, using a single low volume sample in a high throughput automated format. MosaiQ represents a transformative and highly disruptive unified diagnostic testing platform for transfusion diagnostics and beyond. Through MosaiQ, Quotient expects to deliver substantial value to its initial target market of donor testing laboratories by providing affordable, routine, comprehensive characterization and screening of blood products, on a single automated instrument platform designed to radically reduce labor costs and complexity associated with existing practice.

Quotient Reconfirms the Following Regulatory and Commercial Milestones

•

European Regulatory Approval – Quotient filed for European regulatory approval for its initial MosaiQ IH microarray in September 2018 and continues to expect to file for the initial Serological Disease Screening (SDS) microarray in the first half of calendar 2019

•	European Commercialization – Quotient has received invitations to participate in tenders once MosaiQ has obtained European approval for the initial IH microarray
•	IH Microarray Ongoing Development – Quotient continues to plan for a Verification and Validation study for the expanded IH antigen testing menu during the first half of calendar 2019
•	U.S. Field Trials – Quotient expects to commence U.S. field trials with the expanded antigen testing menu in the first half of calendar 2019
•	U.S. Regulatory Approval – Quotient expects to file for U.S. and European regulatory approval for the expanded IH microarray in the second half of calendar 2019

Fiscal Third Quarter 2019 Financial Results

“The conventional reagent business recognized strong product sales of $6.7 million in the third quarter, up 15% year over year. Top line growth for the first nine months of this fiscal year was driven by 17% growth in sales to OEM customers, while direct product sales grew 18%. ” said Franz Walt. Mr. Walt added, “ In the quarter gross margin was adversely impacted by incremental manufacturing costs related to bringing our new Allan Robb Campus on line while continuing to operate our existing manufacturing facility. Milestone payments earned from the approval for sale in the U.S. of certain rare antisera reagents developed for a key OEM customer contributed $806,000 of other revenues in the first nine months of the last fiscal year.”

Key revenue and profit results are summarized below (expressed in thousands)

	Quarter Ended		Nine Months Ended
	Dec 31,		Dec 31
	2018	2017	2018	2017
Revenue:
Product sales —OEM Customers	$4,719	$3,829	$14,744	$12,625
Product sales — direct customers and distributors	2,004	1,824	6,090	5,164
Other revenues	—	206	19	806
Total revenue	$6,723	$5,859	$20,853	$18,595

Product sales from standing orders (%)	67%	76%	67%	75%

Gross profit	$2,537	$3,534	$8,050	$10,652
Gross profit as a % of total revenue	37.7%	60.3%	38.6%	57.3%
Gross margin on product sales (%)	37.7%	58.9%	38.5%	55.3%
Operating (loss)	$(19,028)	$(17,095)	$(58,629)	$(52,062)

Capital expenditures totaled $1.4 million in the quarter ended December 31, 2018, compared with $5.1 million in the quarter ended December 31, 2017, reflecting the finalization of the construction of our new conventional reagent manufacturing facility earlier this year.

During the third quarter Quotient announced the closing of an underwritten public offering of 10,615,385 ordinary shares at a price to the public of $6.50 per share, which includes the exercise in full by the underwriters of their option to purchase up to 1,384,615 additional ordinary shares. The net proceeds to the Company from this offering was approximately $64.5 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.

In October 2016, the Company issued $84.0 million in aggregate principal amount of Senior Notes and later issued an additional $36.0 million in aggregate principal amount of the Senior Notes in June 2018. In connection with the issuance of the Notes, the Company sold to the purchasers the right to receive, in the aggregate, a royalty right equal to 2% of the aggregate net sales of MosaiQ™ instruments and consumables in the donor testing market in the European Union and the United States.

During the third quarter the Company entered into a first supplemental indenture to modify the terms of its previously issued Senior Notes as follows:

•	extending the maturity date of the Senior Notes to April 15, 2024
•	revising the principal amortization schedule to delay by two years the initial redemption of the Senior Notes now set to commence on April 15,2021
•	revising the periods and redemption prices related to the optional redemption by the Company of the Senior Notes
•	permitting the Company to issue up to an additional $25.0 million aggregate principal amount of Senior Notes following the European CE marking of the Company's initial MosaiQTM IH Microarray

In consideration for these modifications, the Company agreed to pay to the noteholders a one-time consent payment of $3.9 million and agreed to increase the aggregate amount of the Royalty Right from 2% to 3%.  The supplemental indenture became effective in December 2018.

Quotient ended the quarter with $107.7 million in available cash and other short-term investments and $112.8 million of debt, net of $7.2 million in an offsetting long-term cash reserve account.

Outlook for the Fiscal Year Ending March 31, 2019

•

Product revenue is expected to be in the range of $27.6 to $27.8 million for the full fiscal year. Other revenues (product development fees) of approximately $0.45 million are also expected in the fiscal year. Forecasted other revenue assumes the receipt of milestone payments contingent upon achievement of regulatory milestones for certain products under development. The receipt of these milestone payments involves risks and uncertainties.

•

Operating loss, reflecting incremental investments in our development priorities, is expected to be in the range of $75 to $78 million including approximately $18 million of non-cash expenses such as depreciation, amortization and stock compensation.

•	Capital expenditures are expected to be in the range of $4 to $5 million.

Product sales in the fourth quarter of fiscal 2019 are expected to be in the range of $6.8 to $7.0 million, compared with $6.1 million for the fourth quarter of fiscal 2018.

Quarterly product sales can fluctuate depending upon the shipment cycles for red blood cell based products, which account for approximately two-thirds of current product sales. These products typically experience 13 shipment cycles per year, equating to three shipments of each product per quarter, except for one quarter per year when four shipments occur. The timing of shipment of bulk antisera products to OEM customers may also move revenues from quarter to quarter. Some seasonality in demand is also experienced around holiday periods in both Europe and the United States. As a result of these factors, Quotient expects to continue to see seasonality and quarter-to-quarter variations in product sales. The timing of product development fees included in other revenues is mostly dependent upon the achievement of pre-negotiated project milestones.

Conference Call

Quotient will host a conference call on Thursday, January 31st at 8:30 a.m. Eastern Time to discuss its third quarter fiscal 2019 financial results. Participants may access the call by dialing 1-877-407-0784 in the U.S. or 1-201-689-8560 outside the U.S. The conference call will be webcast live on the Company’s website at www.quotientbd.com.

A replay of this conference call will be available through February 7, 2019 by dialing 1-844-512-2921 in the U.S. or 1-412-317-6671 outside the U.S. The replay access code is 13686635.

About Quotient Limited

Quotient is a commercial-stage diagnostics company committed to ensuring clinical excellence and increasing the efficiency in the lab through the provision of innovative testing methods for existing tests within established markets. With an initial focus on blood grouping and serological disease screening, Quotient is developing its proprietary MosaiQTM technology platform to offer a breadth of tests that is unmatched by existing commercially available transfusion diagnostic instrument platforms. The Company’s operations are based in Edinburgh, Scotland; Eysins, Switzerland and Newtown, Pennsylvania.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements regarding our expectations of continued growth, the development, regulatory approval, commercialization and impact of MosaiQ and other new products (including the application of MosaiQ to infectious disease diagnostics), current estimates of fourth quarter and full year fiscal 2019 operating results and expectations regarding our future funding sources. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include delays or denials of regulatory approvals or clearances for products or applications; market acceptance of our products; the impact of competition; the impact of facility expansions and expanded product development, clinical, sales and marketing activities on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or field trial studies; adverse results in connection with any ongoing or future legal proceeding; continued or worsening adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in the Company's filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Quotient disclaims any obligation to update these forward-looking statements.

The Quotient logo and MosaiQ™ are registered trademarks or trademarks of Quotient Limited and its subsidiaries in various jurisdictions.

CONTACT: Chris Lindop, Chief Financial Officer - chris.lindop@quotientbd.com; +41 799 61 69 38

Quotient Limited
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts)
(unaudited)

	Quarter Ended		Nine Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue:
Product sales	$6,723	$5,653	$20,834	$17,789
Other revenues	—	206	19	806
Total revenue	6,723	5,859	20,853	18,595
Cost of revenue	4,186	2,325	12,803	7,943
Gross profit	2,537	3,534	8,050	10,652
Operating expenses:
Sales and marketing	2,233	1,910	6,359	5,461
Research and development, net	11,788	11,929	37,356	37,944
General and administrative expense	7,544	6,790	22,964	19,309
Total operating expense	21,565	20,629	66,679	62,714
Operating loss	(19,028)	(17,095)	(58,629)	(52,062)
Other income (expense)
Interest expense, net	(5,679)	(3,249)	(14,614)	(11,656)
Other, net	(1,536)	33	(5,516)	1,478
Other expense, net	(7,215)	(3,216)	(20,130)	(10,178)
Loss before income taxes	(26,243)	(20,311)	(78,759)	(62,240)
Provision for income taxes	(11)	—	(33)	—
Net loss	$(26,254)	$(20,311)	$(78,792)	$(62,240)
Other comprehensive income (loss):
Change in fair value of effective portion of foreign currency cash flow hedges	$41	$(64)	$(320)	$409
Unrealized gain on short-term investments	169	(7)	416	25
Foreign currency gain (loss)	(176)	(168)	554	1,144
Provision for pension benefit obligation	35	45	107	132
Other comprehensive income (loss)	69	(194)	757	1,710
Comprehensive loss	$(26,185)	$(20,505)	$(78,035)	$(60,530)
Net loss available to ordinary shareholders - basic and diluted	$(26,254)	$(20,311)	$(78,792)	$(62,240)
Loss per share - basic and diluted	$(0.46)	$(0.47)	$(1.53)	$(1.58)
Weighted-average shares outstanding - basic and diluted	56,619,356	43,353,506	51,512,352	39,274,570

Quotient Limited
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	December 31, 2018	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$4,468	$20,165
Short-term investments	103,202	5,669
Trade accounts receivable, net	2,356	2,862
Inventories	15,306	16,278
Prepaid expenses and other current assets	2,678	7,065
Total current assets	128,010	52,039
Restricted cash	7,510	5,040
Property and equipment, net	49,286	60,156
Intangible assets, net	759	914
Deferred income taxes	616	649
Other non-current assets	4,584	5,043
Total assets	$190,765	$123,841
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,996	$5,441
Accrued compensation and benefits	4,337	5,312
Accrued expenses and other current liabilities	10,390	15,340
Current portion of long-term debt	—	—
Current portion of deferred lease rental benefit	440	443
Capital lease obligation	469	515
Total current liabilities	18,632	27,051
Long-term debt	120,044	85,063
Deferred lease rental benefit, less current portion	1,056	443
Capital lease obligation, less current portion	943	1,422
Defined benefit pension plan obligation	6,322	6,168
7% Cumulative redeemable preference shares	19,113	18,325
Total liabilities	166,110	138,472
Total shareholders' equity (deficit)	24,655	(14,631)
Total liabilities and shareholders' equity (deficit)	$190,765	$123,841

Quotient Limited
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)
	Nine months ended December 31,
	2018	2017
OPERATING ACTIVITIES:
Net loss	$(78,792)	$(62,240)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,503	7,678
Share-based compensation	3,576	3,458
Increase in (amortization of) deferred lease rental benefit	266	(324)
Swiss pension obligation	453	494
Amortization of deferred debt issue costs	4,097	3,383
Accrued preference share dividends	788	788
Deferred income taxes	33	—
Net change in assets and liabilities:
Trade accounts receivable, net	315	681
Inventories	147	(2,347)
Accounts payable and accrued liabilities	(5,076)	(4,066)
Accrued compensation and benefits	(664)	(886)
Other assets	3,833	456
Net cash used in operating activities	(61,521)	(52,925)
INVESTING ACTIVITIES:
Increase in short-term investments	(119,000)	(78,000)
Realization of short-term investments	21,883	66,403
Purchase of property and equipment	(3,047)	(17,343)
Purchase of intangible assets	(3)	(68)
Net cash used in investing activities	(100,167)	(29,008)
FINANCING ACTIVITIES:
Repayment of finance leases	(358)	(135)
Proceeds from drawdown of new debt	36,000	—
Issue costs of new debt	(5,113)	—
Proceeds from issuance of ordinary shares and warrants	113,745	84,985
Net cash generated from financing activities	144,274	84,850
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	4,187	(1,521)
Change in cash, cash equivalents and restricted cash	(13,227)	1,396
Beginning cash, cash equivalents and restricted cash	25,205	9,794
Ending cash, cash equivalents and restricted cash	$11,978	$11,190
Supplemental cash flow disclosures:
Income taxes paid	$—	$—
Interest paid	$11,435	$5,068
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$4,468	$6,150
Restricted cash	7,510	5,040
Total cash, cash equivalents and restricted cash	$11,978	$11,190